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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K




                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




        Date of Report (Date of earliest event reported): MARCH 27, 2000
                                                          --------------




                     CAMERON ASHLEY BUILDING PRODUCTS, INC.
                     --------------------------------------
             (Exact name of Registrant as specified in its charter)



                                     0-23442
                            ------------------------
                            (Commission File Number)


                 GEORGIA                              58-1984957
     -------------------------------       ---------------------------------
     (State or other jurisdiction of       (IRS Employer Identification No.)
      incorporation or organization)




                                11651 PLANO ROAD
                               DALLAS, TEXAS 75243
                               -------------------
          (Address, including Zip Code, of Principal Executive Offices)



         Registrant's telephone number, including area code: 214-860-5100



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ITEM 5.  OTHER EVENTS

         Cameron Ashley Building Products, Inc. has accepted the increased offer from the investment group consisting of CGW Southeast Partners IV, L.P. and an affiliate of Citicorp Venture Capital, Ltd., a subsidiary of Citigroup Inc. (NYSE:C), along with senior management of the Company and strategic partner Owens Corning (NYSE:OWC), to acquire all the outstanding shares of Cameron Ashley's common stock. The purchase price is $18.25 per share in cash, which is a 21% increase over the investment group's initial bid of $15.10 per share.

         The total consideration of the proposed transaction is approximately $348 million including the assumption of debt. Financing commitments, subject to customary conditions, are in place with both senior and subordinated debt sources.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c)      Exhibits

         2.2 Amendment No. 1 to Agreement and Plan of Merger dated as of March 20, 2000 by and among Cameron Ashley Building Products, Inc., CBP Holdings, Inc. and CBP Acquisition Corp.


         99. Press Release of Cameron Ashley Building Products, Inc. dated March 28, 2000.


                                   SIGNATURES

         Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   CAMERON ASHLEY BUILDING PRODUCTS, INC.


Date: March 29, 2000               By: /s/ Garold E. Swan
                                      ---------------------------
                                       Garold E. Swan,
                                       Executive Vice President and CFO



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                                  Exhibit Index

Exhibit
Number            Description
-------           -----------
2.2               Amendment No. 1 to Agreement and Plan of Merger dated as of March 20,
                  2000 by and among Cameron Ashley Building Products, Inc., CBP
                  Holdings, Inc. and CBP Acquisition Corp.

99                Press Release of Cameron Ashley Building Products, Inc. dated
                  March 28, 2000.